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                                                                      EXHIBIT 23



CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26093) of Concorde Career Colleges, Inc. of our report dated March 13, 1997 appearing in Part II Page 13 in this Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

Kansas City, Missouri
March 31, 1997



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